UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
September 27, 2011

FIRST MID-ILLINOIS BANCSHARES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13368	37-1103704
(State of Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
1515 CHARLESTON AVENUE
MATTOON, IL	61938
(Address of Principal Executive Offices)	(Zip Code)

(217) 234-7454
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2011, the Board of Directors of First-Mid Illinois Bancshares, Inc. (the “Company”) approved a form of Stock Award/Stock Unit Award Agreement and a form of Stock Unit Award Agreement.  The forms were approved pursuant to the Company’s 2007 Stock Incentive Plan and set forth the terms and conditions of the Stock Awards and Stock Units granted to participants in the Plan as part of their Annual Performance Award and Cumulative Performance Award.  Each of the Annual Performance Award and Cumulative Performance Award consists of Stock Awards (50%) and Stock Units (50%), except that Awards to retirement-eligible employees are made 100% in Stock Units.  The target number of shares subject to the Stock Awards and/or Stock Units is adjusted by the Board at the end of each applicable performance period based on the actual level of attainment of performance goals previously set by the Board.  The Annual Performance Award has a one-year performance period and the Cumulative Performance Award has a three-year performance period.  Stock Awards are settled in shares while Stock Units are settled in cash (although Stock Units held by retirement-eligible employees are settled half in shares and half in cash).  A complete copy of each form of Agreement is attached hereto as Exhibits 10.1 and 10.2.

On September 27, 2011 the Board also approved the following Awards to the Company’s named executive officers:

Executive	Award	Target Number of Shares Subject to Award
William Rowland	Annual Performance Award
	Stock Unit Award:	2,607
	Cumulative Performance Award
	Stock Unit Award:	2,607

Michael L. Taylor	Annual Performance Award
	Stock Award:	402
	Stock Unit Award:	401
	Cumulative Performance Award
	Stock Award:	402
	Stock Unit Award:	401

John W. Hedges	Annual Performance Award
	Stock Unit Award:	1,123
	Cumulative Performance Award
	Stock Unit Award:	1,123

Eric S. McRae	Annual Performance Award
	Stock Award:	322
	Stock Unit Award:	322
	Cumulative Performance Award
	Stock Award:	322
	Stock Unit Award:	322

Charles A. LeFebvre	Annual Performance Award
	Stock Award:	279
	Stock Unit Award:	278
	Cumulative Performance Award
	Stock Award:	279
	Stock Unit Award:	278

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Stock Award/Stock Unit Award Agreement.

10.2	Form of Stock Unit Award Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID-ILLINOIS BANCSHARES, INC.

Dated:  September 28, 2011                    /s/ William S. Rowland

William S. Rowland
President and Chief Executive Officer